Exhibit 17(d)
FORM OF PROXY CARD
WILMINGTON MODERATE ASSET ALLOCATION FUND
A Series of WT Mutual Fund
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON AUGUST 21, 2009
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF TRUSTEES OF WT MUTUAL FUND
The undersigned hereby appoint(s) Edward W. Diffin, Jr., John C. McDonnell and Charlotta E. vonWettberg, as proxies, each with full power of substitution, to vote all shares of the Wilmington Moderate Asset Allocation Fund (the “Fund”) of WT Mutual Fund (the “Trust”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund (“Meeting”) to be held at the offices of Rodney Square Management Corporation (“RSMC”), 1100 North Market Street, Wilmington, Delaware 19890, on August 21, 2009 at 10:00 a.m., Eastern time, and at any adjournment(s) thereof.
You may indicate your vote by placing an “X” in the appropriate box below.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:
1	To approve an Agreement and Plan of Reorganization providing for (a) the transfer of all of the Wilmington Moderate Asset Allocation Fund’s (“Moderate Fund”) assets and liabilities to the Wilmington Conservative Asset Allocation Fund (the “Conservative Fund”), a series of the Trust, in exchange for shares of the Conservative Fund, and (b) the subsequent complete liquidation of the Moderate Fund.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
2	To transact such other business that may properly come before the Meeting, or any adjournments thereof.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
This Proxy is solicited on behalf of the Board of Trustees, and when properly executed, will be voted as specified. If no specification is made, shares held by the undersigned will be cast FOR each Proposal. If any other matters properly come before the meeting of which the Trustees were not aware a reasonable time before the solicitation, the undersigned hereby authorizes the proxy holders to vote in their discretion on such matters. The undersigned acknowledges receipt of the Notice of Meeting and Combined Proxy Statement/Prospectus.
Please date and sign this proxy and return it promptly in the enclosed envelope. This proxy must be signed exactly as your name(s) appears hereon. If signing as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add such appropriate title.

Signature	Date

Signature (if held jointly)	Date